UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2010

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events.

On September 13, 2010, XenoPort, Inc. (“XenoPort”) announced that it plans to move arbaclofen placarbil (“AP”), also known as XP19986, into Phase 3 development as a potential treatment of spasticity in multiple sclerosis (“MS”) patients. Following discussions with the U.S. Food and Drug Administration (“FDA”), XenoPort intends to conduct a single placebo-controlled Phase 3 efficacy clinical trial and an open-label, long-term, safety study of AP in patients with MS. Favorable results from these studies could lead to the filing of a new drug application (NDA) with the FDA under Section 505(b)(2) seeking approval of AP for the treatment of spasticity.

XenoPort intends to initiate this Phase 3 clinical program in the first half of 2011. The pivotal trial would be a multi-center, randomized, double-blind, placebo-controlled study designed to assess the efficacy and safety of AP as a treatment for spasticity in MS patients. Patients who complete this study would have the option to enter a long-term study to evaluate the safety of AP in MS patients. Following successful outcomes from these studies, XenoPort would file an NDA with the FDA using the 505(b)(2) application process. The 505(b)(2) application would enable XenoPort to reference published literature and the FDA’s previous finding of safety and effectiveness for baclofen, a drug that has been approved by the FDA for the alleviation of signs and symptoms of spasticity resulting from MS.

This report contains “forward-looking” statements, including, without limitation, all statements related to the potential of AP as a treatment of spasticity in MS patients; XenoPort’s planned AP clinical development program and the timing and the results thereof; planned clinical trial designs; the potential for the filing of an NDA with the FDA under Section 505(b)(2); and the suitability of AP as a treatment for spasticity. Any statements that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believe,” “could,” “expects,” “hope,” “intends,” “may,” “planning,” “plans,” “potential,” “would” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon XenoPort’s current expectations. Forward-looking statements involve risks and uncertainties. XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the uncertain results and timing of clinical trials; XenoPort’s ability to successfully conduct clinical trials in the anticipated timeframes, or at all; the uncertainty of the FDA’s regulatory process, including uncertainty as to whether the FDA would approve an NDA filed under Section 505(b)(2); XenoPort’s dependence on its current and additional collaborative partners; and the therapeutic and commercial value of XenoPort’s product candidates. These and other risk factors are discussed under the heading “Risk Factors” in XenoPort’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the Securities and Exchange Commission on August 6, 2010. XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: September 14, 2010	By:	/S/ WILLIAM G. HARRIS
William G. Harris
Senior Vice President of Finance and Chief Financial Officer